Exhibit 10.24

CONFIDENTIAL TREATMENT REQUESTED BY REGENERATION TECHNOLOGIES, INC. FOR CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

FIRST AMENDED EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT

This First Amended Exclusive License and Distribution Agreement (“Agreement”) is made effective the 19th day of December, 2005, by and between Regeneration Technologies, Inc. (“RTI”) and Exactech, Inc. (“Exactech”).

WHEREAS, RTI and Exactech are parties to an Exclusive License Agreement effective July 1, 2002, wherein RTI granted Exactech an exclusive license to distribute products developed from the Licensed Technology for all orthopaedic procedures outside of the human spine;

WHEREAS, RTI and Medtronic Sofamor Danek, Inc. (“MSD”) are parties to a First Amended Exclusive Distribution and License Agreement effective April 15, 2004 , wherein RTI granted MSD an exclusive license to distribute Bone Paste products developed from the Licensed Technology for use in the human spine;

WHEREAS, MSD and Exactech have each indicated a desire to allow the other and RTI to distribute Bone Paste products into the exclusive licensed field and licensed territory of both MSD and Exactech; and

WHEREAS, RTI and Exactech desire to enter into a new license and distribution agreement to replace and supersede the July 1, 2002 Exclusive License Agreement and to implement the desires of MSD and Exactech.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties covenant and agree as follows:

I. Definitions.

A. “Licensed Technology” shall refer to and mean (1) products containing a gelatin carrier and an osteoinductive substance and/or (2) products containing a gelatin carrier and an osteoconductive substance, with or without an osteoinductive substance.

B. “Bone Paste Products” shall refer to and mean any and all products comprised of the Licensed Technology, regardless of shape, size, volume, composition, storage capacity or delivery method, including, but not limited to, the products listed and described on Exhibit A and any products developed from the Licensed Technology subsequent to the execution of this Agreement.

C. “Flowable Bone Paste Products” shall refer to and mean Bone Paste Products comprised of an osteoinductive substance and a gelatin carrier.

D. “Moldable Bone Paste Products” shall refer to and mean Bone Paste Products comprised of a gelatin carrier and cortical cancellous chips, with or without an osteoinductive substance.

E. “Cortical cancellous chips” shall refer to and mean bone chips consisting of cortical bone, cancellous bone, cortical cancellous bone or a mixture or combination of cortical bone, cancellous bone and/or cortical cancellous bone.

F. “Licensed Field” shall refer to and mean the field of human orthopaedic surgical procedures.

G. “Orthopaedic” shall refer to and mean the medical specialty concerned with the preservation, restoration, and development of form and function of the musculoskeletal system, extremities, spine, and associated structures by medical, surgical, and physical methods.

H. “Intellectual Property” shall refer to and mean any and all United States patent(s) and trademark(s), patent and trademark applications, and/or any pertinent continuations, continuations-in-part, and/or divisional applications, as well as foreign counterparts thereof, trade secrets, and proprietary information relating to the Licensed Technology and/or any Bone Paste Product, whether currently existing or obtained subsequent to the execution of this Agreement.

I. “Licensed Territory” shall be throughout the world, except where distribution of Bone Paste Products is unlawful.

II. Grant.

A. License.

RTI hereby grants to Exactech a license to distribute throughout the Licensed Territory any and all Bone Paste Products (both Moldable and Flowable) for use in the Licensed Field. This license shall not operate to prohibit Medtronic Sofamor Danek, Inc. (hereinafter “MSD”) from distributing Bone Paste in the Licensed Field so long as MSD shall grant Exactech permission to distribute Bone Paste for use in the human spine throughout the world and provided that this license shall not operate to prohibit RTI from distributing Bone Paste products in the Licensed Field and Licensed Territory, exclusive of Spain and Portugal. Provided further, however, that neither MSD nor RTI shall use the trade names “Optefil”, “Opteform”, “Regenafil”, or “Regenaform” with the distribution of any products. Exactech shall not use the trade names “Osteofil”, “Osteofil IC”, and “Osteofil ICM” with the distribution of any products.

B. Oral-Dental Indications.

RTI further agrees to not directly distribute Bone Paste for oral-dental indications or applications, provided Exactech achieves the following minimum annual performance levels based upon annual Transfer Distribution and License Service Fees (“TDLSF”) for Bone Paste Products for oral-dental indications and applications:

2006	$	[	***]
2007	$	[	***]
2008	$	[	***]
2009	$	[	***]
2010	$	[	***]
2011	$	[	***]
2012	$	[	***]
2013	$	[	***]
2014	$	[	***]

Such restriction, however, does not prohibit MSD from distributing Bone Paste Products for oral-dental indications or applications in the Licensed Territory at all times during the term of this Agreement.

C. License of RTI Marks.

During the term of this Agreement, RTI grants to Exactech a royalty-free, non-transferable license under the quality control of RTI to use the marks “Regeneration Technologies, Inc.” and “RTI” in connection with the distribution of Bone Paste Products under this Agreement. RTI warrants that it has full right and title to license such marks, and to the best of its knowledge, there are no pending or current lawsuits involving the use of the marks in the manufacture, processing or distribution of Bone Paste Products in the Licensed Territory. Exactech shall not use these marks in distribution, promotion, advertising, or any other form of publicity or external communication without the prior written approval of RTI, which will not be unreasonably withheld.

RTI also grants to Exactech during the term of this Agreement a royalty-free, non-transferable license within the quality control of RTI to use the marks listed on Exhibit B and/or any future marks obtained in connection with the development and/or distribution of Bone Paste

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Products within the Licensed Field and the Licensed Territory. Provided however, that RTI further grants Exactech a royalty-free nontransferable license under the quality control of RTI to use any future marks obtained in the development and/or distribution of Bone Paste Products developed solely for Exactech for distribution/use in the spine. RTI warrants that it has full right and title to license such marks, and to the best of its knowledge, there are no pending or current lawsuits involving the use of the marks in the manufacture, processing or distribution of Bone Paste Products within the Licensed Territory. Exactech shall not use any of these marks in distribution, promotion, advertising, or any other form of publicity or external communication without the prior approval of RTI, which will not be unreasonably withheld.

III. Consideration.

A. Transfer Distribution and License Service Fee.

Exactech agrees to pay RTI a Transfer Distribution and License Service Fee (hereinafter “TDLSF”) for all Bone Paste Products shipped by RTI to Exactech or shipped directly by RTI to any third party subject to this Agreement at the directive of Exactech. The TDLSF shall be equal to the amounts listed on Exhibit A attached hereto and as amended from time to time. In the event of a material increase or decrease in either regulatory compliance costs or donor tissue processing costs, or any other circumstance that either party reasonably anticipates will have an immediate and material impact on the marketplace for Bone Paste Products, the parties agree to meet within ten (10) business days of a written request by either party and confer in good faith to reach mutual agreement on any adjustments to any Bone Paste Product TDLSF charged by RTI. Notwithstanding, RTI may increase the TDLSF for any and all Bone Paste Products on the first anniversary of this Agreement, and thereafter not more than once annually, upon sixty (60) days written notice to Exactech.

B. [***] for Moldable Bone Paste Product Sales.

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C. Accounting Payments.

1. Amounts owing to RTI under Section III.A. shall be paid by Exactech within [***] days of invoice issuance by RTI. Any amounts which remain unpaid after [***] days from the end of the month in which they were earned shall accrue interest from that date until paid at the rate of [***] percent ([***]%) per year.

2. Except as otherwise directed, all amounts owing to RTI or Exactech under this Agreement shall be paid in U.S. dollars at the addresses provided in Section XVIII. herein. All amounts owing with respect to TDLSF and royalties stated in currencies other than U.S. dollars shall be converted at the rate shown in the Federal Reserve Noon Valuation – Value of Foreign Currencies on the day preceding the payment.

3. A full accounting of all monthly distributions of Moldable Bone Paste Products in the Licensed Field, except for those products distributed by Exactech, shall be submitted by RTI to Exactech by the [***]. Such accounting shall be on a per distribution agent and per Moldable Bone Paste Product basis, and shall be summarized in a format agreed upon by the parties. [***], RTI shall provide Exactech with a written statement setting forth such fact.

IV. Product Supply and Distribution.

A. Bone Paste Product Orders.

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B. Bone Paste Product Production Forecast.

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V. Product Promotion and Marketing.

A. Exactech shall utilize best efforts to promote and market Bone Paste Products in the Licensed Field and in the Licensed Territory. Exactech agrees to provide educational services regarding Bone Paste Products to customers and potential customers, including, but not limited to, surgeons, hospital personnel, customer support staff, and potential buying groups in the Licensed Field. Such services shall include education on Bone Paste Product design, ordering, delivery and stocking procedures.

B. Exactech shall support the marketing and distribution of Bone Paste Products in the Licensed Field by providing, where necessary, and upon reasonable notice, personnel or marketing agents to attend surgical cases at the clinical level.

C. RTI agrees that its independent sales force shall not solicit, pursue, or target Exactech major customers. Exactech’s major customers shall be specified in writing by Exactech to RTI within thirty (30) days of this Agreement. The Exactech major customer list may be amended from time to time by Exactech with proper written notice to RTI.

The parties also agree to meet either in person or telephonically each quarter to cooperate on marketing efforts of Bone Paste Products. The parties shall, in good faith, seek to resolve any

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disputes concerning the soliciting or targeting of Bone Paste Product distribution opportunities or potential Bone Paste Product customers.

D. RTI agrees to label all Bone Paste Products that are to be distributed by Exactech subject to this Agreement with the unique Exactech name and include on all Bone Paste Product labels a statement that the product is “processed by Regeneration Technologies, Inc.”

E. Notwithstanding the above, RTI agrees to continue to provide ongoing marketing support to Exactech (as described in Section VI.D. above) to promote Bone Paste Products.

VI. Development and Distribution of New Products.

A. Subsequent to the execution of this Agreement, RTI agrees to work with Exactech to develop new Bone Paste Products for use within the Licensed Field and to rationalize the Bone Paste Product line so that Exactech can offer Bone Paste Products within the Licensed Field that Exactech customers reasonably want and need. RTI shall support the parties’ co-development of new Bone Paste Product for distribution within the Licensed Field designs by producing, at Exactech’s reasonable request, specific product prototypes for testing and clinical evaluation. Exactech agrees to reimburse RTI for its cost in producing such prototypes, with such cost mutually agreed upon between the parties at the time of Exactech’s request.

B. Any new Bone Paste Product co-developed by Exactech and RTI for use within the Licensed Field subsequent to the execution of this Agreement will be co-owned by Exactech and RTI. Any new Bone Paste Product developed independently by either party or by any other person in cooperation with either party for use within the Licensed Field will be owned by that party and any other person with whom that party collaborates. In the event RTI, without any collaboration from another person, develops a new Bone Paste Product from the Licensed Technology independently of Exactech, RTI agrees to make that Bone Paste Product available to

Exactech for distribution in the Licensed Field, subject to the evaluation process and criteria described in Section VI.C. below. In the event Exactech develops a new Bone Paste Product from the Licensed Technology independently of RTI, Exactech agrees to license that Bone Paste Product to RTI for distribution subject to the terms of this Agreement and subject to the evaluation process and criteria described in Section VI.C. below.

C. The parties agree to evaluate any proposed new Bone Paste Product prior to any distribution to determine its market and economic feasibility. Evaluation criteria to be considered will include, but not be limited to, cost of product development, including any costs associated with intellectual property development, cost of processing, distribution, storage and handling, potential customer demand, and pricing. The TDLSF to be paid by Exactech to RTI for any new Bone Paste Products distributed by Exactech shall be negotiated by the parties in good faith.

D. The parties agree to conduct meetings on a quarterly basis to facilitate the development of additional Bone Paste Products and/or the improvement of Bone Paste Product design.

VII. Patents and Intellectual Property.

A. RTI represents and warrants that it has, in connection with the execution of this Agreement, provided Exactech with complete disclosure of all current Intellectual Property associated with the Licensed Technology and Bone Paste Products.

B. Upon reasonable request, RTI shall allow appropriate Exactech personnel and/or legal counsel to review any Intellectual Property associated with the Licensed Technology and all Bone Paste Products. Subject to the provisions and limitations of Section VIII. of this Agreement, RTI shall take all reasonably necessary steps to prosecute and/or defend the intellectual property position of any and all technology embodied in the Licensed Technology and/or any Bone Paste Product, including, but not limited to, filing and prosecuting pertinent patent applications, and/or any pertinent continuations, continuations-in-part, and/or divisional applications in the United States, as well as foreign counterparts thereof, filing necessary appeals for any denial of any pertinent patent application or patent claims, and prosecuting patent infringement actions under the terms and conditions set forth in Section VIII. below. RTI agrees to keep Exactech fully informed at all times concerning the status of any patent applications and/or patent claims within the Licensed Field and which relate to the Licensed Technology and/or any Bone Paste Product.

C. All rights and title to any invention jointly invented by the parties shall be jointly owned by both parties. The parties agree to take any actions, including the execution of documents, to obtain patent protection for joint inventions. In the event that RTI or the parties decide to file additional patent applications on joint inventions, the Licensed Technology, or any Bone Paste Product distributed or to be distributed by Exactech, the parties agree to share equally in the legal fees, costs and expenses related to securing such patent(s), including any continuations, continuations in part, or divisional applications thereof in the United States, as well as foreign counterparts thereof. The parties agree to equally share any maintenance fees associated with patents granted hereunder.

D. Exactech shall ensure that it applies patent markings, when notified by RTI of applicability, that meet all requirements of 35 U.S.C. § 287, and with applicable international laws, rules and regulations with respect to all Bone Paste Products distributed by Exactech subject to this Agreement.

E. All trademarks developed by either party or co-developed by the parties pursuant to this Agreement, including, but not limited to, any Bone Paste Product name for Bone Paste Products within the Licensed Field, will be jointly owned by both parties. The parties agree to file promptly and prosecute trademark applications for such trademarks. The party developing the trademark(s) shall be responsible for the filing process, and the parties will mutually agree to assign a responsible party to file trademarks co-developed by the parties. The parties agree to share equally in the costs of such trademark prosecution, including, but not limited to, all filing and legal fees incurred.

F. The parties recognize that a party may develop new Intellectual Property that would require the other party to be licensed under such Intellectual Property in order for the other party to exercise its rights or perform its obligations under this Agreement. In that case, the party who develops such Intellectual Property grants the other party an exclusive license to the Intellectual Property in the Licensed Field for the above stated purpose, subject, however, to a reservation by the developing party to use such Intellectual Property to exercise its rights or perform its obligations under this Agreement.

VIII. Infringement of Licensed Patent Rights by Third Parties.

A. In the event that any infringement within the Licensed Field of a patent relating to the Licensed Technology or any Bone Paste Product owned by RTI shall come to the attention of RTI or Exactech, then RTI and Exactech shall duly inform each other. RTI shall, in its sole discretion, determine whether or not it will prosecute patent infringement litigation. If RTI conducts and pays the fees and expenses of the infringement action, then any amount recovered belongs to RTI. Exactech may pay part of the litigation fees and expenses and, if it does so, any recovery shall be divided between Exactech and RTI as follows: (1) any lost profits, enhanced or punitive damages, and/or attorneys’ fees recovery shall be divided between RTI and Exactech based on their proportionate share of the litigation fees and expenses; and (2) any reasonable royalty recovery shall be belong to RTI. Any recovery obtained from settlement of the litigation shall be divided between RTI and Exactech based on their proportionate share of the litigation fees and expenses.

B. If RTI determines and elects not to prosecute a litigation as described in Section VIII.A., then Exactech may bring or cause legal proceedings against the alleged infringing party at its own initial expense, with partial reimbursement by RTI as defined herein, so long as Exactech shows that (i) there is substantial likelihood of infringement, (ii) there is substantial competition by the infringer, and (iii) unless mutually agreed in writing by RTI and Exactech, no other infringement litigation is pending at the time. Where necessary, RTI agrees to allow itself to be included as a named plaintiff in any patent infringement litigation brought by Exactech. Exactech may defray up to [***] percent ([***]%) of the fees and expenses of any such litigation by, upon written notification to RTI, withholding up to [***] percent ([***]%) of the TDLSF due to RTI under Section III.A. herein. At no time shall the aggregate sum of the TDLSF payments so withheld from RTI exceed [***] percent ([***]%) of the total amount of actual, out-of-pocket costs and expenses paid by Exactech for the infringement litigation. If Exactech recovers any amount via the infringement litigation (including settlement of such litigation), such amount will first be used to reimburse Exactech and RTI proportionally in accordance with their respective out-of-pocket expenditures, including attorneys’ fees, and any TDLSF withheld from RTI by Exactech as a result of the litigation. Any amount remaining after the initial disbursement shall belong to Exactech, except that RTI shall receive an amount equivalent to its TDLSF percentage set forth in Section III.A. on such amount remaining.

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C. In any patent infringement litigation involving RTI’s patent rights in the Licensed Field, RTI shall be entitled to employ its own counsel and control the course of the litigation, at its own expense, if, RTI determines, in its sole discretion, that Exactech’s defense of its patent rights is insufficient, or if Exactech fails to carry on vigorous prosecution of said patent rights.

D. In the event Exactech seeks, with justifiable cause, to prosecute more than one infringement litigation at a time, RTI will not unreasonably withhold permission to do so. The disbursement of any recovery shall be divided between Exactech and RTI as provided in Section VIII.B., above.

IX. Technology Escrow.

Within ninety (90) days after the execution of this Agreement, Exactech and RTI shall enter into an amended Technology Escrow Agreement, which will jointly establish a Technology Escrow Account. RTI agrees that it will deposit into the Technology Escrow Account all necessary information and relevant documentation concerning the Licensed Technology and the procedures and methodology used to process and manufacture any and all Bone Paste Products (the “Escrow Materials”). The terms of the Technology Escrow Agreement shall provide, among other things, that Exactech shall be given access to the Escrow Materials for the sole purpose of enabling Exactech to process, manufacture and/or continue to supply Bone Paste Products in the event of RTI’s material breach of its obligations to provide Exactech with Bone Paste Products under the terms of this Agreement, including, without limitation, as a result of RTI’s bankruptcy or failure to continue in business. The parties shall jointly designate an Escrow Agent to maintain the Technology Escrow Account.

X. Record Keeping.

A. RTI shall keep books and records sufficient to verify the accuracy and completeness of RTI’s accounting referred to in Section X.E., including, without limitation, inventory, order and invoice records relating to the Moldable Bone Paste Products used in human spine procedures and their distribution. Such books and records shall be preserved for a period of not less than five years after they are created and regardless of the term of this Agreement.

B. RTI shall take all steps necessary so that Exactech may, within [***] days of receipt of its request, review all relevant books and records [***] to verify the accuracy of RTI’s accounting. Such review may be performed by any designated employee, attorney and/or accountant of Exactech, upon reasonable notice and during regular business hours.

C. If a payment deficiency is determined, RTI shall pay such deficiency within [***] days of receiving written notice thereof, plus interest on outstanding amounts at the rate of [***] percent ([***]%) per year.

D. If a payment deficiency for a calendar year exceeds [***] percent ([***]%) of the amounts paid in Moldable Bone Paste Product royalties by RTI to Exactech for that year pursuant to Section III.B, above, then RTI shall be responsible for paying Exactech’s out-of-pocket expenses incurred with respect to the books and records review described in Section X.B.2. herein.

E. Exactech shall keep books and records such that, upon reasonable request from RTI, Exactech shall provide RTI with supply distribution data (per state or region) so as to support RTI’s reporting obligations to its donor organizations. Such supply distribution information may not be used by RTI to target or solicit Exactech customers.

XI. Representations and Warranties.

A. By RTI.

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1. RTI represents and warrants that any information related to the sale and distribution of the Bone Paste Products by Exactech, including but not limited to information included with or derived from Tissue Utilization Records, regulatory actions related to the Bone Paste Products, MedWatch or other regulatory reports made by Exactech related to the Bone Paste Products, shall be considered proprietary and confidential information of Exactech, and RTI shall not utilize such confidential information for the purpose of sales and/or distribution of the Bone Paste Products.

2. RTI represents and warrants that each lot of Bone Paste Products will be tested by RTI for osteoinductivity prior to distribution by Exactech.

3. RTI represents and warrants that it will comply with all applicable current federal, state, and/or local laws and/or regulations, including, but not limited to, all applicable rules and regulations of the Food and Drug Administration and applicable standards of the American Association of Tissue Banks.

4. RTI represents and warrants that the Licensed Technology is currently the subject of the issued and pending U.S. and foreign patent applications described in Exhibit D and that it owns all clear legal title and rights to all of its Intellectual Property that is the subject of this Agreement and the rights conveyed to Exactech pursuant to this Agreement.

5. RTI represents and warrants that it now maintains, and will continue to maintain, liability insurance coverage appropriate to the risk involved in marketing the technology and products subject to this Agreement. Within [***] days after the execution of this Agreement and thereafter [***], RTI will present sufficient evidence to Exactech that the coverage is being maintained. In addition, RTI shall provide

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Exactech with at least [***] days prior written notice of any change in or cancellation of the insurance coverage.

6. The person signing this Agreement on behalf of RTI represents and warrants that he or she has authority to execute this Agreement on behalf of RTI.

B. By Exactech.

1. Exactech represents and warrants that it will comply with all applicable current federal, state, and/or local laws and/or regulations, including, but not limited to, all applicable rules and regulations of the Food and Drug Administration and applicable standards of the American Association of Tissue Banks.

2. Exactech represents and warrants that it owns all clear legal title and rights to any of its intellectual property that is the subject of this Agreement.

3. Exactech represents and warrants that it now maintains, and will continue to maintain, liability insurance coverage appropriate to the risk involved in marketing the technology and products subject to this Agreement. Within [***] days after the execution of this Agreement and thereafter [***], Exactech will present sufficient evidence to RTI that the coverage is being maintained. In addition, Exactech shall provide RTI with at least [***] days prior written notice of any change in or cancellation of the insurance coverage.

4. The person signing this Agreement on behalf of Exactech represents and warrants that he or she has authority to execute this Agreement on behalf of Exactech.

XII. Products Liability.

A. Subject to RTI’s indemnification obligations pursuant to Section XII.B. hereof, Exactech shall indemnify and hold RTI harmless from any and all loss, damages, liabilities, costs

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and expenses, including, without limitation, reasonable attorneys fees and court costs, that may result from any demand, claim, or litigation relating to, resulting from or arising out of Exactech’s marketing and/or distribution of Bone Paste Products or any action or inaction which is solely the fault of Exactech.

B. Subject to Exactech’s indemnification obligations pursuant to Section XII.A. hereof, RTI shall indemnify and hold Exactech harmless from any and all loss, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys fees and court costs, that may result from any demand, claim, or litigation relating to, resulting from or arising out of RTI’s manufacture, processing, marketing and/or distribution of Bone Paste Products or any action or inaction which is solely the fault of RTI.

XIII. Term and Termination.

A. This Agreement shall have a term of nine (9) years. The Agreement may be renewed upon mutual agreement of the parties.

B. This Agreement may be terminated prior to its expiration only in the event of (i) a material breach by either party as determined by an arbitration panel in accordance with Section XVI.B. herein, and the non-breaching party demands termination and such material breach is not cured by the breaching party within [***] days of receipt of the termination demand; or (ii) mutual agreement between the parties.

XIV. Termination of July 1, 2002 Exclusive License Agreement and Joint Research Agreement.

As of the effective date of this Agreement, Exactech and RTI agree that the parties’ Exclusive License Agreement, as amended, and Joint Research Agreement, dated July 1, 2002 and April 22, 1997 respectively, are hereby terminated and superseded by this Agreement.

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XV. Assignability.

Neither this Agreement nor any rights hereunder may be transferred or assigned by either party without the prior written consent of the other party, except as part of a transfer of all or substantially all of the assets of a party or as part of a transfer to a wholly owned affiliate. This Agreement shall be binding on any successors to the parties hereto.

XVI. Miscellaneous.

A. Governing Law.

This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Florida without regard to principles of conflict of laws. If any provisions of this Agreement shall be deemed unenforceable, those provisions shall be deemed automatically deleted if such deletion is allowed by applicable law, and the remaining terms and conditions of this Agreement shall remain in full force and effect. If such deletion is not so allowed or if such deletion leaves remaining terms clearly illogical or inappropriate in effect, the parties agree to substitute new terms as similar in effect to the present terms of this Agreement as may be allowed under applicable laws and regulations.

B. Dispute Resolution/Arbitration.

Any dispute between the parties arising out or of or relating to this Agreement or its breach that cannot be resolved within [***] days of written notice of the existence of a dispute will be resolved by binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules and Procedures for Large, Complex Commercial Disputes. Unless otherwise agreed to in writing by the parties, such arbitration will consist of a three-person arbitration panel consisting of three neutral arbitrators who all have substantial experience in intellectual property and intellectual property licensing matters. Such

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arbitration shall be held in the State of Florida unless otherwise agreed to by the parties. Judgment upon any arbitration award may be entered in any court of competent jurisdiction.

C. Entire Agreement.

This Agreement, together with the Exhibits hereto, constitutes the entire agreement between the parties hereto and supersedes any prior expression of intent or agreement of the parties with respect thereto, including, but not limited to, the Exclusive License Agreement (as amended) dated July 1, 2002.

D. Amendment of Agreement.

This Agreement cannot be modified, altered or amended except by an agreement in writing signed by the duly authorized representatives of each of the parties hereto.

E. Independent Contractors.

The parties hereto are independent contractors and not joint ventures or partners.

F. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

G. Headings.

The headings in the sections and subsections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

H. Construction.

The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties, it being agreed that all parties (by their respective attorneys) have participated in the preparation of all provisions of this Agreement.

XVII. Notices.

Any required notice pursuant to the terms of this Agreement shall be in writing and given to the parties at their respective addresses specified below or at such changed address as the party shall have specified by written notice, provided that any notice of change of address shall be effective only upon actual receipt. Notice shall be deemed to have been given at the earlier of the time when actually received as a consequence of any effective method of delivery, including, but not limited to, hand delivery, transmission by telecopier, or by first class mail. to the party for whom intended at the address below

Regeneration Technologies, Inc. Attn: Brian K. Hutchison President and CEO 11621 Research Circle Alachua, FL 32615	Exactech, Inc. Attn: William Petty, M.D. Chairman and CEO 2320 NW 66th Court Gainesville, FL 32653

With a copy to:

General Counsel Regeneration Technologies, Inc. 11621 Research Circle Alachua, FL 32615 Facsimile: (386) 462-1836

XVIII. Confidentiality.

Exactech and RTI agree that this Agreement and its terms (including any subsequent amendment) are to be kept confidential and, absent an enforceable court order, shall not be disclosed to any third party without the prior written consent of the other party. If this Agreement or its terms must be disclosed to a third party pursuant to an enforceable court order, such disclosure shall be made only to the legal counsel representing the third party, unless otherwise ordered by the court.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.

REGENERATION TECHNOLOGIES, INC.		EXACTECH, INC.

By:	/s/ Thomas F. Rose	By:	/s/ William Petty
Name:	Thomas F. Rose	Name:	William Petty, M.D.
Title:	Vice President and CFO	Title:	Chairman and CEO
Date:	December 19, 2005	Date:	December 15, 2005

Exhibit A

Exactech Product Code List

Code	Customer Code	Class	Subclass	Description	Preservation	Transfer Fee
[***]	[***]	[***]	[***]	[***]	[***]	[***]

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Class	Subclass	Description	Preservation	Transfer Fee
[***]	[***]	[***]	[***]	[***]

[***]	Certain information on this page has been omitted and filed separately with the Securities and exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B

NO CHANGES EFFECTED BY THE FIRST AMENDMENT

Exhibit C

NO CHANGES EFFECTED BY THE FIRST AMENDMENT

Exhibit C continued

NO CHANGES EFFECTED BY THE FIRST AMENDMENT

Exhibit D

NO CHANGES EFFECTED BY THE FIRST AMENDMENT

Exhibit D continued

NO CHANGES EFFECTED BY THE FIRST AMENDMENT